                                                                  EXHIBIT 10.107



                             SEPARATION AND GENERAL

                                RELEASE AGREEMENT

         THIS SEPARATION AND GENERAL RELEASE AGREEMENT is made and entered into by and between MAX W. JONES (hereinafter referred to as "Jones") and GOODY'S FAMILY CLOTHING, INC. (hereinafter referred to as "the Company").

                               STATEMENT OF FACTS

         On July 31, 2000, the Company and Jones entered into an Employment Agreement (the "Employment Agreement"). Jones voluntarily resigned from the Company effective June 14, 2005 to pursue other opportunities. Jones desires to accept the following agreements, and Jones and the Company desire to settle fully and finally any differences and disputes between them, including, but in no way limited to, any differences and disputes that might arise, or have arisen, out of Jones' employment with the Company, and the termination thereof.

                               STATEMENT OF TERMS

         In consideration of the premises and mutual promises herein contained, it is agreed as follows:

         SECTION 1.        TERMINATION OF EMPLOYMENT

         Jones represents, understands and agrees that his employment with the Company terminated on June 14, 2005 (the "Date of Termination").

         SECTION 2.        NON-ADMISSION OF LIABILITY

         This Separation and General Release (the "Agreement") shall not in any way be construed as an admission by the Company that it has acted wrongfully with respect to Jones or that Jones has any rights whatsoever against the Company, and the Company specifically disclaims any liability to or wrongful acts against Jones on the part of itself, its employees, officers, directors or its agents.


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                                                                  EXHIBIT 10.107



         SECTION 3.        CONSIDERATION

         Severance Payment. Within fifteen (15) days after the seven (7) day revocation period referenced in Section 9, Company shall pay Jones the total gross amount of FOUR HUNDRED THOUSAND DOLLARS ($400,000.00), less applicable tax withholding and other standard deductions.

Provided the Company complies with the Severance Payment, such payment shall be in full settlement of any claim Jones may have by reason of his employment relationship with the Company, including, without limitation wages, bonuses, accrued or unused vacation days, holiday pay and sick pay and any rights under the Employment Agreement. The Company and Jones acknowledge and agree that fair and reasonable consideration has been received in exchange for this Agreement. Jones agrees that his entitlement to receive the consideration set forth above is conditioned upon his execution of this Agreement and his full compliance with this Agreement, including, without limitation, the terms of Section 12 of the Employment Agreement regarding confidentiality and non-solicitation. The parties acknowledge and agree that any non-payment of the Company of the consideration recited in Section 3 by reason of Jones' non-compliance with any of the terms of this Agreement or the Employment Agreement shall not render unenforceable any provision of this Agreement.

         SECTION 4.        EXPENSES

         Jones has submitted to the Company any and all expenses incurred by him through the Date of Termination and that all such expenses have been paid by the Company in accordance with its existing policies and procedures.

         SECTION 5.        RETURN OF COMPANY MATERIALS AND PROPERTY

         Jones understands and agrees that he has turned over to the Company on or before the execution date of this Agreement all files, memoranda, records, credit cards and other documents, physical or personal property which he received from the Company and/or which he used in the course of his employment with the Company and which are the property of the Company. Jones agrees, represents and acknowledges that as a result of his employment with the Company, he has had in his custody, possession and control proprietary documents, data, materials, files and other similar items concerning proprietary information of the Company and Jones acknowledges, warrants and agrees that he has returned all such items and any copies or extras thereof and any other property, files or documents obtained as a result of his employment with the Company and he has held such information in trust and in strict confidence and will continue to do so.

         SECTION 6.        CONFIDENTIALITY; NON-SOLICITATION


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                                                                  EXHIBIT 10.107



         For the twelve (12) month period following the Date of Termination, Jones shall not, on his own behalf or on behalf of any person or entity, directly or indirectly solicit or aid in the solicitation of any employees of the Company to leave their employment from the Company. Jones understands and agrees that the terms of Section 12.(b) of the Employment Agreement regarding the covenant of non-solicitation and the terms of Sections 12(a) and (c) of the Employm ent Agreement regarding the covenant of confidentiality are enforceable and remain in full force and effect.

         SECTION 7.        SEVERABILITY

         The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, the other paragraphs shall remain fully valid and enforceable. This Agreement shall survive the termination of any arrangements contained herein.

         SECTION 8.        CONSULTATION WITH AN ATTORNEY

         The Company advises Jones to consult with an attorney prior to executing this Agreement. Jones agrees that he has had the opportunity to consult counsel if he chose to do so. Jones further acknowledges that he has had ample time in which to execute this Agreement, and that he has had sufficient time to read and consider this Agreement before executing it. Jones acknowledges that he is responsible for any costs and fees resulting from his attorney reviewing this Agreement. Jones agrees that he has carefully read this Agreement and understands its contents, that he signs this Agreement voluntarily, with a full understanding of its significance, and intending to be bound by its terms.

         SECTION 9.        PERIOD OF CONSIDERATION; RIGHT TO REVOKE

         Jones acknowledges that in further consideration of his release of any claim under the Age Discrimination in Employment Act (the "Act"), and in compliance with such Act, he may take up to twenty one (21) days to decide whether he wants to accept and sign this Agreement. Jones understands that if he signs this Agreement within less than twenty-one (21) days, such decision was knowing and voluntary on his part and in no way was coerced by the Company. If Jones signs this Agreement, Jones may revoke and cancel this Agreement at any time within seven (7) days after each party's execution of this Agreement by providing written notice of revocation to the Company. If Jones does so revoke, this Agreement will be null and void. This Agreement shall not become effective and enforceable until after the expiration of this seven (7) day revocation period; after such time, if there has been no revocation, the Agreement shall be fully effective and enforceable.

         SECTION 10.       COMPLETE RELEASE; PROMISE NOT TO SUE ON CLAIMS
                           RELEASED

         As a material inducement to the Company to enter into this Agreement, Jones hereby irrevocably and unconditionally releases, acquits and forever discharges the Company and each


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                                                                  EXHIBIT 10.107



of the Company's owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, parent companies, divisions, subsidiaries, affiliates (and agents, directors, officers, employees, representatives and attorneys of such parent companies, divisions, subsidiaries and affiliates), and all persons acting by, through, under or in concert with any of them (collectively, "Releasees"), or any of them, from any and all, but not limited to, rights arising out of alleged violations or breaches of any contracts, express or implied, or any tort, or any legal restrictions on the Company's right to terminate employees, or any federal, state or other governmental statute, regulation, or ordinance, including, without limitation: (1) Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, (race, color, religion, sex, and national origin discrimination); (2) 42 U.S.C. Section 1981 (discrimination); (3) the Americans with Disabilities Act (disability discrimination); (4) 29 U.S.C. Sections 621-624 (the Age Discrimination in Employment Act); (5) 29 U.S.C. Section 206(d)(1) (equal pay); (6) Executive Order 11246 (race, color, religion, sex and national origin discrimination); (7) Executive Order 11141 (age discrimination);
(8) Section 503 of the Rehabilitation Act of 1973 (handicap discrimination); (9) intentional or negligent infliction of emotional distress or "outrage"; (10) defamation; (11) interference with employment; (12) wrongful discharge; (13) invasion of privacy; and (14) or any other alleged violation of any local, state or federal statutory or common law, regulation or ordinance, contract or tort law having any bearing whatsoever on Jones' relationship with the Company, which Jones now has, owns or holds, or claims to have, own or hold, or which Jones at any time heretofore had, owned or held, or claimed to have, owned or held, against each or any of the Releasees at any time up to and including the effective date of this Agreement. Jones acknowledges that the payment recited in
Section 3 of this Agreement is being given to him for his promise not to initiate any court or judicial-type or administrative proceeding against the Company or any Releasees that involves any claim that is covered by this Section 10 and if he breaches his promise not to sue, he will pay all costs and expenses of defending against such suit incurred by the Company or any Releasees. Jones further acknowledges that he has not hertofore initiated any court or judicial-type or administrative proceeding against the Company or any Releasees.

         Nothing herein is intended to be or is to be construed to affect or release Jones' 401(k) benefits and vested stock options, if any, as a result of his employment with the Company.

         SECTION 11.        CONFIDENTIALITY

         Jones agrees to hold this Agreement and the terms of it in confidence and not to disclose the existence, content or details thereof to anyone, other than to his spouse, his attorneys, accountants and/or tax advisers, who must be advised of and agreed to be bound by the confidentiality provision, except as required by law, rule or regulation. The Company, its officers, directors and employees likewise agree to keep this Agreement and its contents confidential, except as required by law, rule or regulation. The Company may disclose the existence of this Agreement and/or its details to those individuals (including the Company's lenders, external accounting firms and law firms) or other management officials who have a "need to know" in the furtherance of their official duties, or in furtherance of the Company's


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                                                                  EXHIBIT 10.107



business interest. Jones understands and agrees that the terms of Section 12(a) and (c) of the Employment Agreement are enforceable and remain in full force and effect.

         SECTION 12.       NON-DISPARAGEMENT; COOPERATION

         Jones agrees not to indulge in any conduct that is intended to reflect adversely upon the Company, its employees, officers, directors and shareholders. Jones further agrees not to make any statements that may be reasonably construed to disparage the reputation or character of the Company or its employees, officers, directors or shareholders.

         Jones agrees to cooperate, without additional compensation (except for reasonable out-of-pocket expenses such as travel, meals and lodging), with the Company and its attorneys in the defense of all claims or actions (whether in an administrative agency or in court) involving the Company. Such cooperation shall include, but not be limited to, making himself available as reasonably requested to meet with the Company's attorneys to discuss his knowledge of pertinent facts and to prepare for his testimony concerning those facts, appearing as required at deposition or trial to testify as to those facts, and testifying truthfully to the best of his abilities. In the event that he is required to testify at deposition or at trial in connection with any such action, the Company will provide his legal representation at the deposition and/or trial.

         SECTION 13.       NO OTHER REPRESENTATIONS

         Jones represents and acknowledges that in executing this Agreement he does not rely, and has not relied, upon any representation or statement not set forth herein made by any of the Releasees or by any of the Releasees' agents, representatives, or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise.

         SECTION 14.       PREVAILING PARTY

         In the event any lawsuit or proceeding is brought to enforce the terms of this Agreement, the prevailing party shall recover against the other party, reasonable attorneys' fees and expenses incurred in connection with such action, including any appeals.

         SECTION 15.       CHOICE OF LAW

         This agreement shall be construed and interpreted according to the laws of the State of Tennessee.


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                                                                  EXHIBIT 10.107



         SECTION 16.       SOLE AND ENTIRE AGREEMENT

         This Agreement sets forth the entire agreement between the parties hereto, and supersedes any and all prior agreements or understandings between the parties pertaining to the subject matter hereof.

         Jones warrants that he has had ample time to consider this Agreement, that he understands its provisions, and that he enters into this Agreement voluntarily and after having the opportunity to receive the advice and counsel of his attorney.

         PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

         Executed at Knoxville, Tennessee this 8th day of July, 2005.

                                        MAX W. JONES



                                        -------------------------------
                                        Max W. Jones

         Executed at Knoxville, Tennessee this 8th day of July, 2005.



                                        GOODY'S FAMILY CLOTHING, INC.



                                        By:
                                           -------------------------------------


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